Exhibit 24.1

BB&T CORPORATION

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kelly S. King, Christopher L. Henson, Daryl N. Bible and Robert J. Johnson, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file a Registration Statement on Form S-8 (the “Registration Statement) or other appropriate form(s) of BB&T Corporation (the “Company”), and any and all amendments thereto, including all post-effective amendments to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”)), in connection with the registration under the Securities Act of shares of the Company’s common stock, $5.00 par value per share, that may be issued pursuant to the BB&T Corporation 401(k) Savings Plan, as amended and restated, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

Signature	Title	Date

/s/ Kelly S. King Kelly S. King	Chairman of Board and Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2015

/s/ Daryl N. Bible Daryl N. Bible	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 25, 2015

/s/ Cynthia B. Powell Cynthia B. Powell	Executive Vice President and Corporate Controller (Principal Accounting Officer)	August 25, 2015

/s/ Jennifer S. Banner Jennifer S. Banner	Director	August 25, 2015

/s/ K. David Boyer, Jr. K. David Boyer, Jr.	Director	August 25, 2015

/s/ Anna R. Cablik Anna R. Cablik	Director	August 25, 2015

/s/ Ronald E. Deal Ronald E. Deal	Director	August 25, 2015

/s/ James A. Faulkner James A. Faulkner	Director	August 25, 2015

/s/ I. Patricia Henry I. Patricia Henry	Director	August 25, 2015

/s/ John P. Howe III, M.D. John P. Howe III, M.D.	Director	August 25, 2015

/s/ Eric C. Kendrick Eric C. Kendrick	Director	August 25, 2015

/s/ Louis B. Lynn Louis B. Lynn	Director	August 25, 2015

/s/ Edward C. Milligan Edward C. Milligan	Director	August 25, 2015

/s/ Charles A. Patton Charles A. Patton	Director	August 25, 2015

/s/ Nido R. Qubein Nido R. Qubein	Director	August 25, 2015

/s/ William J. Reuter William J. Reuter	Director	August 25, 2015

/s/ Tollie W. Rich, Jr. Tollie W. Rich, Jr.	Director	August 25, 2015

/s/ Christine Sears Christine Sears	Director	August 25, 2015

/s/ Thomas E. Skains Thomas E. Skains	Director	August 25, 2015

/s/ Thomas N. Thompson Thomas N. Thompson	Director	August 25, 2015

/s/ Edwin H. Welch, Ph.D. Edwin H. Welch, Ph.D.	Director	August 25, 2015

/s/ Stephen T. Williams Stephen T. Williams	Director	August 25, 2015